UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2014

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THE DIGITAL DEVELOPMENT GROUP CORP.

 (Exact name of registrant as specified in its charter)

NEVADA	000-53611	98-0515726
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6630 West Sunset Blvd.

Los Angeles, CA 90028

(Address of principal executive offices)

(800) 783-3128

 (Registrant’s telephone number)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On January 27, 2014, The Digital Development Group Corp., a Nevada corporation (the “Company”), entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with Cemblance LTD (“Cemblance”) pursuant to which the Company and Cemblance agreed to convert $150,000 of outstanding Company debt into 4,000,000 shares of Company common stock.  The foregoing is only a brief description of the material terms of the Debt Conversion Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the Debt Conversion Agreement which is filed as an exhibit to this Current Report.

Item 3.02

Unregistered Sales of Equity Securities

The information included in Item 1.01 provides a summary of the material terms of the Debt Conversion Agreement and is incorporated herein by reference into this Item 3.02. The agreement for the issuance of shares to Cemblance was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale or issuance of the securities took place directly between the investor and the Company.

Item 9.01

Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
10.35	Debt Conversion Agreement dated January 27, 2014 with Cemblance LTD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP.
/s/ Martin W. Greenwald
Dated: January 29, 2014	By:	Martin W. Greenwald
Chief Executive Officer